                                  Exhibit 13
                                  ----------


                   MEMORANDUM OF OPTION AGREEMENT AMENDMENT
                   ----------------------------------------


Date:     August 28, 1996

To:       Dr. J. W. Stucki, Chairman & CEO
          American HealthChoice, Inc. ("AHIC")
          1500 W. Walnut Hill Lane, Suite 275
          Irving, TX  75038

From:     The Optionees, as defined under March 8, 1996 Agreement ("Option
          Agreement")

Subject:  Option Agreement Amendment

- --------------------------------------------------------------------------------

This Memorandum of Option Agreement Amendment sets forth terms and conditions amending and modifying the Option Agreement between AHIC and the Optionees (such Optionees hereinafter referred to as "Optionee(s)"):

A. If the Optionee(s) make payment to AHIC on or before August 31, 1996 for the purchase by the Optionee(s) of such number of shares of common stock of AHIC optioned under the Option Agreement, such optioned shares being described under Paragraphs 2, 3 and 4 thereof (i.e., the Second Stock Option, the Third Stock Option and the Fourth Stock Option respectively) at a price of Four and 90/100 Dollars ($4.90) per share, which aggregate purchase price, to be paid by the Optionee(s) on or before August 31, 1996 ($250,000 to be wired by 12:00 CST 8/29/96; $250,000 to be wired by 12:00 CST 8/30/96), totals Five Hundred Thousand Dollars ($500,000.00) or more, (with the method and manner in which the shares so purchased to be shared between the Optionee(s) as shall be determined in their sole discretion), then in such event, (i) all such shares so purchased by the Optionee(s) shall be added to the shares owned by the respective Optionee(s), for which shares the registration thereof is being sought, in the registration statement filed by AHIC with the SEC on or about July 31, 1996 (the "Registration") as part of the amendment to the registration statement AHIC is otherwise required to file by reason of the recently filed quarterly statement for the period ending June 30, 1996 and such other events as may require said amendment, and (ii) all such shares so purchased by the Optionee(s) shall not be subject to any lock-up provisions, consistent with the treatment of the shares owned by the respective Optionee(s) as set forth in the Registration;

B. If (i) the Optionee(s) on or before August 31, 1996, pay to AHIC Five Hundred Thousand Dollars ($500,000.00) or more, as set forth in "A" above and
(ii) the Optionee(s) make payment to AHIC on or before September 11, 1996 for the purchase by the Optionee(s) of any such additional number of shares of common stock of AHIC optioned under the Option Agreement, such optioned shares being described under Paragraphs 2, 3 and 4 thereof (i.e., the Second Stock Option, the Third Stock Option and the Fourth Stock Option respectively) at a price of Four and 90/100 Dollars ($4.90) per share, (with the method and manner in which the shares so purchased to be shared between the Optionee(s) as shall be determined in their sole discretion) then in such event, (i) all such shares so purchased by the Optionee(s) shall be added to the shares owned by the respective Optionee(s) for which shares the registration thereof is being sought, in the registration statement filed by

MEMORANDUM OF OPTION AGREEMENT AMENDMENT
August 28, 1996
Page 2

AHIC with the SEC on or about July 31, 1996 (the "Registration") as part of the amendment to the registration statement AHIC is otherwise required to file by reason of the recently filed quarterly statement for the period ending June 30, 1996 and such other events as may require said amendment, and (ii) all such shares so purchased by the Optionee(s) shall not be subject to any lock-up provisions, consistent with the treatment of the shares owned by the respective Optionee(s) as set forth in the Registration;

C. If the Optionee(s) make payment to AHIC on or before September 18, 1996 of a non-refundable extension fee of Ten Cents ($.10) per share for all shares of common stock of AHIC optioned under the Option Agreement, such shares being described under Paragraphs 2, 3 and 4 thereof (i.e., the Second Stock Option, the Third Stock Option and the Fourth Stock Option respectively) not so purchased as described in "A" and "B" above (hereinafter collectively referred to as the "Remaining Option Shares" and with the method and manner in which the Remaining Option Shares to be shared between the Optionee(s) as shall also be determined in their sole discretion); and

D. If the Optionee(s) make payment to AHIC on or before September 18, 1996 of the Third Option Fee (i.e., One Hundred Thousand Dollars [$100,000.00]), or such portion thereof as shall be ratably due AHIC after consideration of the number of total shares purchased as described in "A" and "B" above; then

E. Conditioned only upon the performance by Optionee(s) of the conditions set forth in "A", "C" and "D" above, AHIC hereby confirms and agrees to an extension of the time period for the Optionee(s) purchase of all or part of the Remaining Option Shares at a price of Four and 90/100 Dollars ($4.90) per share until on or before December 18, 1996.

F. All other terms and conditions of the Option Agreement not modified or amended herein shall remain in full force and effect.

                                    *  *  *

MEMORANDUM OF OPTION AGREEMENT AMENDMENT
August 28, 1996
Page 3

AGREED & ACCEPTED BY OPTIONOR:

AMERICAN HEALTHCHOICE, INC.,
a New York Corporation


By:  /s/ J.W. Stucki
     ----------------------------------

Its: Chief Executive Officer
     ----------------------------------

Date: 8/29/96
      ------------------------

AGREED & ACCEPTED BY OPTIONEES:


/s/ John A. Crouch, M.D.                  /s/ Jerry D. Kennett, M.D.
- ------------------------------            --------------------------------------
John A. Crouch, M.D.                      Jerry D. Kennett, M.D.

Date: 8/29/96                             Date:  8/29/96
      ------------------------                   -------------------------------


/s/ H. Jerry Murrell, M.D.                /s/ Merlin Kirby, M.D.
- ------------------------------            --------------------------------------
H. Jerry Murrell, M.D.                    Merlin Kirby, M.D.

Date: 8/29/96                             Date:  8/29/96
      ------------------------                   -------------------------------